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                                                                    EXHIBIT 23


                              ACCOUNTANTS' CONSENT


The Board of Directors
PanEnergy Corp:


      We consent to incorporation by reference in the Registration Statements listed below of PanEnergy Corp of our report dated January 16, 1997, relating to the consolidated balance sheets of PanEnergy Corp and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, common stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is included herein.

      1.   Form S-8 Registration Statements for the following:

           (A)  1989 Nonemployee Directors Stock Option Plan (No. 33-28912)

           (B)  1977 Non-Qualified Stock Option Plan (No. 2-61225)

           (C)  1982 Key Employee Stock Option Plan (No. 2-79180)

           (D)  Special Recognition Bonus Plan (No. 33-35253)

           (E)  1990 Long Term Incentive Plan (No. 33-35251)

           (F)  Employees' Savings Plan (No. 33-36698)

           (G)  Employees' Savings Plan (No. 33-41079)

           (H)  1994 Long Term Incentive Plan (No. 33-55119)

           (I)  Tax Credit Employee Stock Ownership Plan (No. 333-02877)

      2.   Form S-3 Registration Statements for the following:

           (A)  Dividend Reinvestment and Stock Purchase Plan (No. 33-28914)

           (B)  Debt Securities (No. 333-10219)


                                              KMPG PEAT MARWICK LLP


Houston, Texas
February 10, 1997